For period ending  2/29/00
File number 811 - 2421

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77(C).                 Matters submitted to a vote of security holders.


            a.         Annual meeting of shareholders: October 29, 1999


            a.1        Directors elected:
                       Richard G. Capen, Jr., H. Frederick Christie, Don R. Conlan, Diane C.

                       Creel, Martin Fenton, Leonard R. Fuller, Abner D. Goldstine, Paul G. Haaga,

                       Jr., Richard G. Newman, and Frank M. Sanchez.



            a.2        Ratification or rejection of proposed amendment to the Articles of

                       Incorporation to create new classes and series of capital stock:


                       Votes:                    Against                   Abstain
                       Affirmative               3,468,378                 3,885,372
                       83,632,848

                       (Broker Non-Votes:  20,119,612)

            a.3        Ratification or rejection of proposed amendment to the Articles of

                       Incorporation to reduce the par value per share:


                       Votes:                    Against                   Abstain
                       Affirmative               4,894,280                 4,873,822
                       81,218,496

                       (Broker Non-Votes:  20,119,612)

            a.4        Ratification or rejection of proposed changes to the Fund's investment restrictions:

                       To amend the restriction regarding diversification;


                       Votes:                    Against                   Abstain
                       Affirmative               4,006,472                 5,105,259
                       81,874,867

                       (Broker Non-Votes:  20,119,612)

                       To eliminate the restriction regarding pledging assets;


                       Votes:                    Against                   Abstain
                       Affirmative               5,122,770                 5,194,620
                       80,669,208

                       Votes:                    Against                   Abstain
                       Affirmative               4,877,731                 5,257,022
                       80,851,845

                       (Broker Non-Votes:  20,119,612)

                       To eliminate the restriction regarding investments in unseasoned issuers;

                       Votes:                    Against                   Abstain
                       Affirmative               5,643,265                 5,248,954
                       80,094,379

                       (Broker Non-Votes:  20,119,612)

                       To eliminate the restriction regarding restricted securities;


                       Votes:                    Against                   Abstain
                       Affirmative               5,041,902                 5,231,697
                       80,712,999

                       (Broker Non-Votes:  20,119,612)

                       To reclassify the restriction regarding purchasing securities of other investment companies;

                       Votes:                    Against                   Abstain
                       Affirmative               4,253,816                 5,354,467
                       81,378,315

                       (Broker Non-Votes:  20,119,612)

            a.5        Ratification or rejection of the election by the Board of Directors of PricewaterhouseCoopers LLP as the
independent public accountant for the
                       Fund:

                       Votes:                    Against                   Abstain
                       Affirmative               1,040,653                 3,051,557
                       107,014,000

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